EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-111469 on Form S-8 of our reports dated May 25, 2005, appearing in this Annual Report on Form 11-K of the DIRECTV Thrift and Savings Plan and the DIRECTV Savings Plus Plan for the year ended November 30, 2004.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Los Angeles, California
May 25, 2005